Exhibit 23.1
             Independent Auditors' Consent



The Board of Directors and Shareholders
American Physicians Service Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.33-66308, No. 333-07427, and No. 333-62233) of
American Physicians Service Group, Inc. of our report dated March 21, 2003, relating to the consolidated financial statements, which appears in this Form 10-KSB.

                                                    /s/ BDO Seidman, LLP
Houston, Texas
March 31, 2003